Exhibit 3

FORM OF ADHERENCE AGREEMENT

THIS ADHERENCE AGREEMENT (this “Agreement”) is entered into on February 17, 2016

BY:

上海宏流资产管理中心(有限合伙)(Shanghai Trend Asset Management Center (Limited Partnership)), a PRC limited partnership with its registered address at Unit 1-110, Zone B, 5th Floor, 163 Songxing Road, Baoshan District, Shanghai, China (the “New Sponsor”).

RECITALS:

(A) On February 5, Leilei Wang, Right Advance Management Ltd., Chiming Bells International Limited., IDG-Accel China Growth Fund II L.P. and IDG-Accel China Investors II L.P. (the “Existing Parties”) entered into a consortium agreement (the “Consortium Agreement”) and proposed to undertake an acquisition transaction (the “Transaction”) with respect to KongZhong Corporation (the “Target”), a company incorporated under the laws of the Cayman Islands and listed on the Nasdaq Stock Market (“NASDAQ”), pursuant to which the Target would be delisted from NASDAQ and deregistered under the United States Securities Exchange Act of 1934, as amended.

(B) Additional sponsors may be admitted to the Consortium pursuant to Section 1.4(d) of the Consortium Agreement.

(C) The New Sponsor now wishes to participate in the Transaction contemplated under the Consortium Agreement, to sign this Agreement, and to be bound by the terms of the Consortium Agreement as a Sponsor and a Party thereto.

THIS AGREEMENT WITNESSES as follows:

1.	DEFINED TERMS AND CONSTRUCTION

1.1	Capitalized terms used but not defined herein shall have the meaning set forth in the Consortium Agreement.

1.2	This Agreement shall be incorporated into the Consortium Agreement as if expressly incorporated into the Consortium Agreement.

2.	UNDERTAKINGS

2.1	Assumption of obligations

The New Sponsor undertakes, to each other party to this Agreement that it will, with effect from the date hereof, perform and comply with each of the obligations of a Sponsor as if it had been a Party to the Consortium Agreement at the date of execution thereof and the Existing Parties agree that where there is a reference to a “Sponsor” or “Party” there it shall be deemed to include a reference to the New Sponsor and with effect from the date hereof, all the rights of a Sponsor provided under the Consortium Agreement will be accorded to the New Sponsor as if the New Sponsor had been a Sponsor and a Party under the Consortium Agreement at the date of execution thereof.

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3.	REPRESENTATIONS AND WARRANTIES

3.1	The New Sponsor represents and warrants to each of the other Parties as follows:

3.1.1	Status

It is a limited partnership duly organized, established and validly existing under the laws of the jurisdiction stated in preamble 1 of this Agreement and has all requisite power and authority to own, lease and operate its assets and to conduct the business which it conducts.

3.1.2	Due Authorization

It has full power and authority to execute and deliver this Agreement and the execution, delivery and performance of this Agreement by the New Sponsor has been duly authorized by all necessary action on behalf of the New Sponsor.

3.1.3	Legal, Valid and Binding Obligation

This Agreement has been duly executed and delivered by the New Sponsor and constitutes the legal, valid and binding obligation of the New Sponsor, enforceable against it in accordance with the terms hereof.

3.1.4	Reliance

Each Party acknowledges that the other Parties have entered into this Agreement on the basis of and reliance upon (among other things) the representations and warranties in Sections 3.1.1 to 3.1.4 and have been induced by them to enter into this Agreement.

4.	ASSIGNMENT

The Parties agree that, notwithstanding anything to the contrary in this Agreement and the Consortium Agreement, the New Sponsor may, subject to the consent of the Chairman and IDG, assign its rights and obligations under this Agreement and the Consortium Agreement to any third party.

5.	NOTICE.

Any notice, request, instruction or other document to be provided hereunder by any Party to another Party shall be in writing and delivered personally or sent by facsimile, overnight courier or electronic mail, to the address, facsimile number or electronic mail address provided under the other Party’s signature page to the Consortium Agreement, or to any other address, facsimile number or electronic mail address as a Party may hereafter specify for the purpose by notice to the other Parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 6:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

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6.	GOVERNING LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

7.	DISPUTE RESOLUTION.

Section 9.9 of the Consortium Agreement shall be incorporated by reference herein and deemed to be a part hereof.

8.	SPECIFIC PERFORMANCE.

Each Party acknowledges and agrees that the other Parties would be irreparably injured by a breach of this Agreement by it and that money damages alone are an inadequate remedy for actual or threatened breach of this Agreement. Accordingly, each Party shall be entitled to specific performance or injunctive or other equitable relief (without posting a bond or other security) to enforce or prevent any violations of any provision of this Agreement, in addition to all other rights and remedies available at law or in equity to such Party, including the right to claim money damages for breach of any provision of this Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the New Sponsor has caused this Agreement to be duly executed by its respective authorized officers as of the day and year first above written.

上海宏流资产管理中心(有限合伙)(SHANGHAI TREND ASSET MANAGEMENT CENTER (LIMITED PARTNERSHIP))

By:	/s/ Hu Shiqiong
Name: Hu Shiqiong
Position: Executive Partner

Notice details
Address: Unit 1601, Plaza A, RongChao Center, 6003 of Yitian Road, Futian District, Shenzhen, China
Email: liwen@hongliufund.com
Facsimile: 0755-82543192

[Adherence Agreement]

LEILEI WANG

/s/ Leilei WANG

RIGHT ADVANCE MANAGEMENT LTD.

By:	/s/ Leilei WANG
Name: Leilei WANG
Title: Authorised Signatory

CHIMING BELLS INTERNATIONAL LIMITED

By:	/s/ Leilei WANG
Name: Leilei WANG
Title: Authorised Signatory

[Adherence Agreement]

IDG-ACCEL CHINA GROWTH FUND II L.P.
By: IDG-Accel China Growth Fund II Associates L.P., its General Partner
By: IDG-Accel China Growth Fund GP II Associates Ltd., its General Partner

By:	/s/ Quan Zhou
Name: Quan Zhou
Title: Authorised Signatory

IDG-ACCEL CHINA INVESTORS II L.P.
By: IDG-Accel China Growth Fund GP II Associates Ltd., its General Partner

By:	/s/ Quan Zhou
Name: Quan Zhou
Title: Authorised Signatory

[Adherence Agreement]